SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 3, 2004

priceline.com Incorporated

(Exact name of registrant as specified in its charter)

Delaware

0-25581

06-1528493

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut		06854
(Address of principal office)		(zip code)

Registrant’s telephone number, including area code

(203) 299-8000

N/A
(Former name or former address, if changed since last report)

Item 2.           Acquisition or Disposition of Assets.

In May 2004, Lowestfare.com, a wholly-owned subsidiary of priceline.com Incorporated (the “Company”), acquired 71.4% of the equity interest in Travelweb LLC, a Delaware limited liability company owned by Marriott International, Inc., Hilton Hotels Corporation, Hyatt Corporation, Starwood Hotels & Resorts Worldwide, Inc., InterContinental Hotels Group and Pegasus Solutions, Inc., or their affiliates.  Travelweb is a full-service, automated hotel distribution network founded by Marriott, Hilton, Hyatt, Starwood Hotels, Pegasus Solutions and InterContinental Hotels Group.  The equity interests acquired were all but those held by InterContinental Hotels Group.

The purchase price for the interests acquired was $20.8 million, which the Company paid in cash; in addition, the Company will potentially pay an earn-out after 12 months of approximately 954,547 shares of its common stock to the sellers in the event certain performance goals are met.

The purchase price for the equity interests in Travelweb was determined through arms’ length negotiations between management of the Company on the one hand and Travelweb members on the other hand.  Prior to the acquisition, Lowestfare.com owned 14.3% of the equity interest in Travelweb, and Jeffery Boyd, a director of the Company and its Chief Executive Officer and President, was a member of the board of directors of Travelweb.  Jeffery Boyd is also a member of the board of directors of Lowestfare.com and its Chief Executive Officer.  All of Travelweb’s founding hotel chains also participate in the Company’s Name Your Own Price® hotel service.

The acquisition increased Lowestfare.com’s total ownership of Travelweb to 85.7%.

Item 7.           Financial Statements and Exhibits.

(a)          Financial statements of business acquired.

The following financial statements of Travelweb LLC are included herein:

(b)         Pro forma financial information.

The following pro forma financial information is included herein:

Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2004;
Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2003;
Unaudited Pro Forma Condensed Combined Statement of Operations for the three months ended March 31, 2004; and
Notes to Unaudited Pro Forma Condensed Combined Financial Information.

(c)          Exhibits.

Exhibit No.	Description

10.84

Securities Purchase Agreement dated as of May 3, 2004, between Lowestfare.com Incorporated, Hilton Electronic Distribution Systems, LLC, HT-HDS, Inc., MI Distribution, LLC, Starwood Resventure LLC, Pegasus Business Intelligence, LP and Travelweb LLC

23.1	Consent of Deloitte & Touche LLP

INDEPENDENT AUDITORS’ REPORT

Board of Directors and Members

Travelweb LLC

We have audited the accompanying balance sheets of Travelweb LLC (the “Company”) as of December 31, 2003 and 2002 and the related statements of operations, members’ equity and cash flows for the year ended December 31, 2003 and the period from February 8, 2002 (inception) to December 31, 2002. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Travelweb LLC as of December 31, 2003 and 2002 and the results of its operations and its cash flows for the year ended December 31, 2003 and the period from February 8, 2002 (inception) to December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP
Dallas, Texas
April 23, 2004

TRAVELWEB LLC

BALANCE SHEETS

DECEMBER 31, 2003 AND 2002

	2003	2002
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$20,530,442	$8,829,421
Restricted cash equivalents	411,629	316,400
Accounts receivable, net of allowance for refunds and credit card losses of $400,355 and $162,283 in 2003 and 2002, respectively	956,147	574,611
Prepaid expenses and other current assets	94,422	147,632

Total current assets	21,992,640	9,868,064

PROPERTY AND EQUIPMENT—Net	1,792,978	600,846

INTANGIBLE ASSETS—Net	1,500,000	2,300,000

TOTAL	$25,285,618	$12,768,910

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,178,834	$291,585
Accounts payable—related party	6,649,406	2,695,885
Accrued expenses	1,152,141	523,536
Deferred merchant bookings	7,315,278	2,757,910

Total current liabilities	16,295,659	6,268,916

COMMITMENTS AND CONTINGENCIES (Note 8)

MEMBERS’ EQUITY:
Paid-in capital	26,371,431	17,800,002
Accumulated loss	(17,381,472)	(11,300,008)

Total members’ equity	8,989,959	6,499,994

TOTAL	$25,285,618	$12,768,910

See notes to financial statements.

TRAVELWEB LLC

STATEMENTS OF OPERATIONS
YEAR ENDED DECEMBER 31, 2003 AND
PERIOD FROM FEBRUARY 8, 2002 (INCEPTION) TO DECEMBER 31, 2002

	2003	2002

REVENUES:
Merchant revenues—net	$19,324,445	$3,166,939
Agency revenues	324,306	252,008
Advertising revenues		18,309

Total revenues	19,648,751	3,437,256

COST OF REVENUES	14,010,102	9,407,364

GROSS PROFIT (LOSS)	5,638,649	(5,970,108)

OPERATING EXPENSES:
General and administrative	3,382,107	2,859,093
Sales and marketing	4,576,927	1,047,783
Technology and development	2,745,616	1,036,425
Amortization of intangible assets	800,000	400,000
Depreciation and amortization	416,821	52,657

Total operating expenses	11,921,471	5,395,958

LOSS FROM OPERATIONS	(6,282,822)	(11,366,066)

INTEREST INCOME	201,358	66,058

NET LOSS	$(6,081,464)	$(11,300,008)

See notes to financial statements.

TRAVELWEB LLC

STATEMENTS OF MEMBERS’ EQUITY
YEAR ENDED DECEMBER 31, 2003 AND
PERIOD FROM FEBRUARY 8, 2002 (INCEPTION) TO DECEMBER 31, 2002

	Paid-In Capital	Accumulated Loss	Total

BALANCE—February 8, 2002	$—	$—	$—

Capital contributions by members:
Cash	16,600,002		16,600,002
Intangible assets	1,200,000		1,200,000

Net loss		(11,300,008)	(11,300,008)

BALANCE—December 31, 2002	17,800,002	(11,300,008)	6,499,994

Capital contribution by member—cash	8,571,429		8,571,429

Net loss		(6,081,464)	(6,081,464)

BALANCE—December 31, 2003	$26,371,431	$(17,381,472)	$8,989,959

See notes to financial statements.

TRAVELWEB LLC

STATEMENTS OF CASH FLOWS
YEAR ENDED DECEMBER 31, 2003 AND
PERIOD FROM FEBRUARY 8, 2002 (INCEPTION) TO DECEMBER 31, 2002

	2003	2002

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(6,081,464)	$(11,300,008)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	416,821	52,657
Amortization of intangible assets	800,000	400,000
Changes in operating assets and liabilities:
Restricted cash equivalents	(95,229)	(316,400)
Accounts receivable	(381,536)	(574,611)
Prepaid expenses and other current assets	53,210	(147,632)
Accounts payable	887,249	291,585
Accounts payable—related party	3,953,521	2,695,885
Accrued expenses	628,605	523,536
Deferred merchant bookings	4,557,368	2,757,910

Net cash provided by (used in) operating activities	4,738,545	(5,617,078)

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property and equipment	(1,608,953)	(653,503)
Additions to intangible assets		(1,500,000)

Net cash used in investing activities	(1,608,953)	(2,153,503)

CASH FLOWS FROM FINANCING ACTIVITIES—Capital contribution by members	8,571,429	16,600,002

NET INCREASE IN CASH AND CASH EQUIVALENTS	11,701,021	8,829,421

CASH AND CASH EQUIVALENTS:
Beginning of period	8,829,421

End of period	$20,530,442	$8,829,421

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION—Noncash transactions—member contribution of intangible assets	$—	$1,200,000

See notes to financial statements.

TRAVELWEB LLC

NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2003 AND
PERIOD FROM FEBRUARY 8, 2002 (INCEPTION) TO DECEMBER 31, 2002

1.                      BUSINESS DESCRIPTION

Travelweb LLC (formerly Hotel Distribution System, LLC) (the “Company” or “Travelweb”) was formed in Delaware on February 8, 2002 by Hilton Hotels Corporation; Hyatt Hotels; Marriott International; Six Continents Hotels; Starwood Hotels; and Pegasus Solutions, Inc. (“Pegasus”). On March 18, 2003, the Company admitted a new member, Lowestfare.com Inc. (“Lowestfare”), into the Company.

The Company is engaged in the business of providing Internet hotel reservation services to the general public. The reservation services are provided either through a third-party website or via the Company’s own website. Specifically, the Company contracts with national hotel chains (“Chains”), including its members. Under the terms of the contracts, the Company has access to the Chains’ room inventory at a discounted room rate. The contractual terms relating to the amount of the discounts vary by Chain. The Company does not make a bulk purchase of the rooms, and as a result, it does not hold room inventory. Rather, the Company facilitates the general public’s purchase of the rooms.

The Company’s capital contributions to date consist of $25,171,431 in cash, of which $3,000,000 was paid directly to a third party on behalf of the Company as part of a distribution agreement. Pegasus’ capital contribution consists of $1,766,666 in cash and intangible assets with an agreed-upon value of $1,200,000. Lowestfare contributed $8,751,429 to the Company in exchange for a one-seventh limited liability company (“LLC”) interest. Each of the seven members of the Company owns an equal share of the Company.

2.                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition—The Company recognizes agency revenues primarily from Travelweb.com on hotel reservations at the earlier of notification of the amount of the commission from a commission clearinghouse or a supplier or upon receipt of the commission from an individual supplier.

Merchant revenues are derived from transactions where the Company sells hotel rooms on the Internet on behalf of its hotel suppliers at rates determined by the Company. The Company retains the excess of the selling prices as its commission and remits the net, or discounted, rate to the supplier. The Company applies Emerging Issues Task Force (“EITF”) Issue No. 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent. Based on this consensus, all merchant transactions are presented in the statements of operations at the net amount. That is the amount charged to the customer less the amount paid to the supplier. Charges for hotel accommodations are billed to customers in advance at the time of booking and are included in deferred merchant bookings. Revenues are recognized at the conclusion of the customer’s stay at the hotel. The Company estimates refunds to customers, and at December 31, 2003, it recorded an allowance for refunds of $200,000 as a reduction of merchant revenues.

Cost of Revenues—Cost of revenues includes commission payments to distributors, costs of providing customer service, credit card processing charges, certain fees to Pegasus (see Note 6) and other transactional costs. Included in cost of revenues for the period ended December 31, 2002 is a nonrecurring fixed payment of $7.5 million to a third party for services provided during 2002. No such payment was incurred for the year ended December 31, 2003.

Cash and Cash Equivalents—The Company considers all highly liquid instruments purchased with original maturities of 90 days or less to be cash equivalents.

Restricted Cash Equivalents—The Company has entered into agreements to extend letters of credit to certain hotel properties to secure payment for the potential purchase of hotel rooms (see Note 7). If the Company were to default on the payment of the rooms, the hotel would exercise the letter of credit. The letters of credit expire through December 2004 and are generally subject to automatic renewal upon expiration of the letter of credit. The Company has placed money market funds as security under these arrangements. The Company has placed certificates of deposit as security for company credit cards issued to employees for travel.

Accounts Receivable—Accounts receivable primarily consist of amounts due from banks for credit card transactions, net of allowance for estimated refunds.

Property and Equipment—Property and equipment is stated at cost and is depreciated using the straight-line method over the estimated useful life of the assets ranging from one to five years. Leasehold improvements are depreciated using the straight-line method over the term of the lease. Additions and improvements that increase the value or extend the life of an asset are capitalized. Maintenance and repairs are expensed as incurred.

Software and Website Development Costs—The Company capitalizes certain direct costs incurred in developing internal use software in accordance with Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. These costs are amortized using the straight-line method over their estimated useful lives of three years, beginning when the software is ready for use. The Company capitalizes certain website development costs in accordance with EITF Issue No. 00-2, Accounting for Website Development Costs. These costs are amortized using the straight-line method over a three-year useful life, beginning with the release of the website enhancements to which these costs pertained. These amounts are included in property and equipment. Internal development payroll costs associated with website modifications and/or maintenance to previous features or enhancements are expensed as incurred. Research and development costs are expensed as incurred.

Intangible Assets—Intangible assets consist of Travelweb business intangible assets and a technology development agreement with Pegasus. The Travelweb business intangible assets, which primarily include the Travelweb website and content, Internet addresses, and trade names and related trademarks, were contributed to the Company by Pegasus and are being amortized using the straight-line method over a four-year useful life. The technology development agreement between the Company and Pegasus is amortized using the straight-line method over the three-year term of the contract. The Company has determined that no impairment of these intangible assets has occurred as of December 31, 2003.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and footnotes thereto. Actual results could differ from those estimates.

3.                      PROPERTY AND EQUIPMENT—NET

Property and equipment at December 31 consist of the following:

	2003	2002

Computer equipment and software	$1,323,481	$354,716
Website development	877,608	250,000
Furniture and office equipment	50,444	37,864
Leasehold improvements	10,923	10,923

	2,262,456	653,503

Less accumulated depreciation and amortization	(469,478)	(52,657)

	$1,792,978	$600,846

4.                      INTANGIBLE ASSETS—NET

Intangible assets at December 31 consist of the following:

	2003	2002

Travelweb business intangible assets	$1,200,000	$1,200,000
Technology development agreement	1,500,000	1,500,000

	2,700,000	2,700,000

Less accumulated amortization	(1,200,000)	(400,000)

	$1,500,000	$2,300,000

5.                      INCOME TAXES

The Company is an LLC and has elected partnership status for federal income tax purposes. The Company is not liable for federal income taxes, since each member recognizes its proportionate share of income or loss in its tax return.

6.                      RELATED PARTY TRANSACTIONS

In March 2002, the Company entered into a three-year technology development agreement with Pegasus. Pegasus has developed technology to provide related services that automate the net-rate reservation (merchant model) processes for the Company. Pursuant to the contract, the Company paid an initial payment of $1.5 million and pays a $3 transaction fee for each reservation processed by the new technology. Other fees to Pegasus pursuant to other contracts include fees for processing payments to hotels and distributors, implementation fees, contracted hourly fees for programming and a $2 transaction fee for each retail reservation processed by Travelweb.com. The $2 transaction fee for retail reservations was eliminated as of July 2003 based on a contract amendment. Fees incurred from Pegasus for the year ended December 31, 2003 totaled $2,694,403, which are included primarily in cost of revenues. Fees incurred from Pegasus, including the $1.5 million initial payment, for the period from February 8, 2002 (inception) to December 31, 2002 totaled $2,232,731. Included in accounts payable at December 31, 2003 and 2002 is $6,649,406 and $2,695,885, respectively, due to Pegasus for such fees and amounts to be paid to hotels by Pegasus on behalf of the Company for hotel stay transactions completed in December 2003 and 2002.

In February 2002, Pegasus contributed the Travelweb business intangible assets to the Company as part of Pegasus’ capital contribution to the Company. The transaction had an agreed-upon value of $1.2 million.

The members of the Company that are Chains make hotel room inventories available to the Company to facilitate the general public’s purchase of the rooms.

7.                      LETTERS OF CREDIT

The Company has established a letter of credit facility for the purpose of guaranteeing payment to certain hotel suppliers if the Company were to default on the payment of rooms. The facility requires full collateralization for issued letters of credit with restricted deposits. These restricted deposits are included in restricted cash equivalents in the accompanying balance sheets. As of December 31, 2003 and 2002, the Company had $411,000 and $286,000, respectively, in outstanding letters of credit drawn against this facility. No claims have been made against any letters of credit during 2003 and 2002.

8.                      COMMITMENTS AND CONTINGENCIES

Leases—The Company leases office space used in connection with its operations under an operating lease. Future minimum payments under this noncancelable agreement total $188,184 through August 2004. Rent expense charged to operations for this lease was $243,927 for the year ended December 31, 2003 and $108,325 for the period from February 8, 2002 (inception) to December 31, 2002.

Service Agreements—The Company has multiyear agreements with various service providers to outsource certain functions. Under these agreements, the Company pays monthly service fees to the service providers based on the volume of activity. The Company has minimum commitments under the terms of these agreements totaling $391,640 in 2004 and $223,830 in 2005.

Employment Agreements—The Company has employment agreements with certain management employees that provide for bonuses of up to 30% of the employees’ annual salary and up to 100% of the employees’ annual salary in the event of termination. There are also two employees who are eligible to receive 100% of their annual salary in the event that their job changes and they choose to leave the Company. The Company has also agreed to allow certain employees to participate in an equity incentive program if the Company adopts such a program. The employment agreements are effective indefinitely.

Distributor Agreement—The Company has a multiyear distributor agreement with Orbitz.  This agreement accounted for 91.2% and 98.4% of merchant revenues in 2003 and 2002, respectively.

Litigation—In August 2003, Travelweb received a Notice of Default from Orbitz LLC (“Orbitz”) alleging that Travelweb had not provided Orbitz with competitive hotel rates and inventory in accordance with the agreement between the two companies. After negotiations to resolve the issues were unsuccessful, Travelweb sought legal action to prevent Orbitz from terminating its existing contract and from engaging in further conduct in violation of the agreement between the two companies, which included implementing contracts between Orbitz and hotels that were already under contract with Travelweb and refusing to display and sell many of the hotels Travelweb provided to Orbitz. On October 9, 2003, Travelweb filed a complaint against Orbitz, seeking a temporary restraining order, preliminary injunction, declaratory judgment, permanent injunctive relief and specific performance, as well as attorneys’ fees and costs of suit. Orbitz responded to the complaint and filed affirmative defenses and a counterclaim. Travelweb has filed a general denial of the counts in the counterclaim and has filed motions to strike Orbitz’ affirmative defenses and to dismiss the counterclaim.

On March 31, 2004, Travelweb won its preliminary injunction against Orbitz, and Orbitz is hereby preliminarily enjoined from:

(a)                 Terminating the Agreement between the parties pursuant to the Orbitz notice of default issued August 12, 2003

(b)                Suppressing or otherwise excluding from display on the Orbitz website any hotel accommodations transmitted to Orbitz by Travelweb under the Agreement, and

(c)                 Implementing an agreement for the display and sale on its website of hotel accommodations with any participating hotel chain and any hotel affiliated with a participating chain that has an agreement with Travelweb under Section 3.3 of the parties’ agreement.

Travelweb was ordered by the court to post a surety bond in the amount of $750,000 to secure any potential monetary damages if it is determined by final judgment on the merits that the preliminary injunction was wrongly ordered. Subsequently, Orbitz has filed motions appealing the preliminary injunction and requesting partial summary judgment on various counts of its counterclaim.  The court will set a briefing schedule on April 26, 2004 for the motions.  Although it is impossible to predict the outcome or ultimate impact of the litigation, the Company intends to vigorously pursue its claims and defend against the counterclaim.  Based on the stage of the litigation, it is not possible to estimate the amount or range of possible loss that might result from an adverse judgment or a settlement of this matter; however, the Company believes that the agreement between the parties limits any damages that could be recovered by Orbitz.

9.                      SUBSEQUENT EVENTS

Subsequent to December 31, 2003, one of the Company’s members initiated negotiations to purchase the remaining members’ equity in the Company.

******

Travelweb LLC

Balance Sheet

March 31, 2004

(Unaudited)

ASSETS

Current Assets:
Cash and cash equivalents	$20,303,476
Restricted cash equivalents	412,186
Accounts receivable, net of allowances for refunds and credit card losses of $709,792	1,475,819
Prepaid expenses and other current assets	33,584
Total current assets	22,225,065

Property and equipment, net	1,641,105
Intangible assets, net	1,342,047

Total Assets	$25,208,217

LIABILITIES AND MEMBERS’ EQUITY

Current Liabilities:
Accounts payable	$278,799
Accounts payable, related party	7,487,524
Accrued expenses	789,300
Deferred merchant bookings	9,891,990
Total current liabilities	18,447,613

Members’ Equity
Paid-in capital	26,371,431
Accumulated loss	(19,610,827)
Total Members’ Equity	6,760,604

Total Liabilities and Members’ Equity	$25,208,217

See notes to financial statements

Travelweb LLC

Statements of Operations

Three Months Ended March 31, 2004 and 2003

(Unaudited)

	2004	2003
Revenues:
Merchant revenues	$5,333,144	$2,808,095
Agency revenues	43,264	15,566
Total revenues	5,376,408	2,823,661

Cost of revenues:
Cost of merchant revenues	3,865,784	1,987,816

Gross profit	1,510,624	835,845

Operating expenses:
Sales and marketing	1,541,895	607,546
General and administrative	834,582	841,396
Information technology	1,019,141	578,556
Amortization of intangible assets	202,803	200,000
Depreciation and amortization	187,743	46,400
Total operating expenses	3,786,164	2,273,898
Loss from operations	(2,275,540)	(1,438,053)

Interest income	46,185	23,308

Net loss	$(2,229,355)	$(1,414,745)

See notes to financial statements

Travelweb LLC

Statements of Cash Flows

Three Months Ended March 31, 2004 and 2003

(Unaudited)

	2004	2003

Cash Flows from Operating Activities:

Net loss	$(2,229,355)	$(1,414,745)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:

Depreciation and amortization	187,743	46,400
Amortization of intangible assets	202,803	200,000

Changes in operating assets and liabilities:
Restricted cash equivalents	(557)	(30,634)
Accounts receivable	(519,671)	(474,367)
Prepaid expenses and other current assets	60,838	981
Accounts payable	(106,214)	2,056,512
Accrued expenses	(318,544)	902,807
Deferred merchant bookings	2,576,712	3,100,662
Other	—	(20,090)
Net cash provided by (used in) operating activities	(146,245)	4,367,526

Cash Flows from Investing Activities:

Additions to property and equipment	(35,871)	(106,252)
Additions to intangible assets	(44,850)	—
Net cash used in investing activities	(80,721)	(106,252)

Cash Flows from Financing Activities:

Net contributions from members	—	8,571,429
Net cash provided by financing activities	—	8,571,429
Net increase (decrease) in cash and cash equivalents	(226,966)	12,832,703
Cash and cash equivalents, beginning of the period	20,530,442	8,829,421

Cash and cash equivalents, end of the period	$20,303,476	$21,662,124

See notes to financial statements

TRAVELWEB LLC

NOTES TO FINANCIAL STATEMENTS

Three Months Ended March 31, 2004 and 2003 (unaudited)

1.              Business Description

Travelweb LLC (formerly Hotel Distribution System, LLC or the “Company”), was formed for the purpose of distributing hotel and other lodging accommodations.  Travelweb LLC was formed in Delaware on February 8, 2002 by Hilton Hotels Corporation, Hyatt Hotels, Marriott International, Six Continents Hotels, Starwood Hotels, Pegasus Solutions.  On March 18, 2003, the Company admitted a new member, Lowestfare.com Inc. (“Lowestfare”), into the Company.

The Company is engaged in the business of providing Internet hotel reservation services to the general public.  The reservation services are provided either through a third-party website or via the Company’s own website.  Specifically, the Company contracts with hotel chains (“Chains”), including its members.  Under terms of the contracts, the Company has access to the Chains’ room inventory at a discounted rate.  The contractual terms relating to the amount of discounts vary by Chain.  The Company does not make a bulk purchase of the rooms, and as a result, it does not hold room inventory.  Rather, the Company facilitates the general public’s purchase of the rooms.

The Company’s capital contributions to date consist of $25,171,431 in cash, of which $3,000,000 was paid directly to a third party on behalf of the Company as part of a distribution agreement. Pegasus’ capital contribution consists of $1,766,666 in cash and intangible assets with an agreed-upon value of $1,200,000. Lowestfare contributed $8,751,429 to the Company in exchange for a   one-seventh limited liability company (“LLC”) interest. Each of the seven members of the Company owns an equal share of the Company.

2.              Summary of Significant Accounting Policies

Basis of Presentation – The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and include all normal and recurring adjustments that management of the Company considers necessary for a fair presentation of its financial position and operating results.

Revenue Recognition—The Company recognizes agency revenues primarily from Travelweb.com on hotel reservations at the earlier of notification of the amount of the commission from a commission clearinghouse or a supplier or upon receipt of the commission from an individual supplier.

Merchant revenues are derived from transactions where the Company sells hotel rooms on the Internet on behalf of its hotel suppliers at rates determined by the Company. The Company retains the excess of the selling prices as its commission and remits the net, or discounted, rate to the supplier. The Company applies Emerging Issues Task Force (“EITF”) Issue No. 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent.  Based on this consensus, all merchant transactions are presented in the statements of operations at the net amount.  That is the amount charged to the customer less the amount paid to the supplier.  Charges for hotel accommodations are billed to customers in advance at the time of booking and are included in deferred merchant bookings. Revenues are recognized at the conclusion of the customer’s stay at the hotel.  The Company estimates refunds to customers, and at March 31, 2004, it recorded an allowance for refunds of $213,000 as a reduction of merchant revenues.

Cost of Revenues—Cost of revenues includes commission payments to distributors, costs of providing customer service, credit card processing charges, certain fees to Pegasus (see Note 6) and other transactional costs.

Cash and Cash Equivalents—The Company considers all highly liquid instruments purchased with original maturities of 90 days or less to be cash equivalents.

Restricted Cash Equivalents—The Company has entered into agreements to extend letters of credit to certain hotel properties to secure payment for the potential purchase of hotel rooms (see Note 7).  If the Company were to default on the payment of the rooms, the hotel would exercise the letter of credit.  The letters of credit expire through February 2005 and are generally subject to automatic renewal upon expiration of the letter of credit.  The Company has placed money market funds as security under these arrangements.  The Company has placed certificates of deposit as security for company credit cards issued to employees for travel.

Accounts Receivable—Accounts receivable primarily consist of amounts due from banks for credit card transactions, net of allowance for estimated refunds and credit card losses.

Property and Equipment—Property and equipment is stated at cost and is depreciated using the straight-line method over the estimated useful life of the assets ranging from one to five years.  Leasehold improvements are depreciated using the straight-line method over the term of the lease.  Additions and improvements that increase the value or extend the life of an asset are capitalized.  Maintenance and repairs are expensed as incurred.

Software and Website Development Costs—The Company capitalizes certain direct costs incurred in developing internal use software in accordance with Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use.  These costs are amortized using the straight-line method over their estimated useful lives of three years, beginning when the software is ready for use.  The Company capitalizes certain website development costs in accordance with EITF Issue No. 00-2, Accounting for Website Development Costs.  These costs are amortized using the straight-line method over a three-year useful life, beginning with the release of the website enhancements to which these costs pertained.  These amounts are included in property and equipment.  Internal development payroll costs associated with website modifications and/or maintenance to previous features or enhancements are expensed as incurred.  Research and development costs are expensed as incurred.

Intangible Assets—Intangible assets consist of Travelweb business intangible assets and a technology development agreement with Pegasus.  The Travelweb business intangible assets, which primarily include the Travelweb website and content, Internet addresses, and trade names and related trademarks, were contributed to the Company by Pegasus and are being amortized using the straight-line method over a four-year useful life.  The technology development agreement between the Company and Pegasus is amortized using the straight-line method over the three-year term of the contract.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and footnotes thereto.  Actual results could differ from those estimates.

3.              Property and Equipment, Net

Property and equipment as of March 31, 2004 consist of the following:

Computer equipment and software	$1,359,351
Website Development	877,608
Furniture and office equipment	50,444
Leasehold improvements	10,923
2,298,326
Less: accumulated depreciation and amortization	(657,221)
$1,641,105

4.              Intangible Assets, Net

Intangible assets as of March 31, 2004 consist of the following:

Travelweb business intangible assets	$1,200,000
Technology development agreement	1,544,850
2,744,850

Less: accumulated amortization	1,402,803
$1,342,047

5.              Income Taxes

The Company is a limited liability company and has elected partnership status for federal income tax purposes.  The Company is not liable for federal income taxes as each member recognizes their proportionate share of income or loss in their tax return.

6.              Related Party Transactions

In March 2002, the Company entered into a three-year technology development agreement with Pegasus. Pegasus has developed technology to provide related services that automate the net-rate reservation (merchant model) processes for the Company.  Pursuant to the contract, the Company paid an initial payment of $1.5 million and pays a $3 transaction fee for each reservation processed by the new technology.  Other fees to Pegasus pursuant to other contracts include fees for processing payments to hotels and distributors, implementation fees, and contracted hourly fees for programming and a $2 transaction fee for each retail reservation processed by Travelweb.com.  The $2 transaction fee for retail reservations was eliminated as of July 2003 based on a letter amendment to the contract.  Fees incurred from Pegasus for the quarters ended March 31, 2004 and 2003 amounted to $642,131 and $433,308, respectively. These fees are included primarily in cost of revenues.  Included in accounts payable at March 31, 2004 is $7,487,524, due to Pegasus for such fees and amounts to be paid to hotels by Pegasus on behalf of the Company for hotel stay transactions completed in March 2004.

In February 2002, Pegasus contributed the Travelweb business intangible assets to the Company as part of Pegasus’ capital contribution to the Company.  The transaction had an agreed-upon value of $1.2 million.

The members of the Company that are Chains make hotel room inventories available to the Company to facilitate the general public’s purchase of the rooms.

7.              Letters of Credit

The Company has established a letter of credit facility for the purpose of guaranteeing payment to certain hotel suppliers if the Company were to default on the payment of rooms.  The facility requires full collateralization for issued letters of credit with restricted deposits.   These restricted deposits are included in restricted cash equivalents in the accompanying balance sheets. As of March 31, 2004, the Company had $412,000 in outstanding letters of credit drawn against this facility.  No claims have been made against any letters of credit.

8.              Commitments and Contingencies

Leases—The Company leases office space used in connection with its operations under an operating lease. Future minimum payments under this noncancelable agreement total $117,615 through August 2004.

Service Agreements—The Company has multiyear agreements with various service providers to outsource certain functions.  Under these agreements, the Company pays monthly service fees to the service providers based on the volume of activity.  The Company has minimum commitments under the terms of these agreements totaling $280,245 in 2004 and $112,830 in 2005.

Employment Agreements—The Company has employment agreements with certain management employees that provide for bonuses of up to 30% of the employees’ annual salary and up to 100% of the employees’ annual salary in the event of termination.  There are also two employees who are eligible to receive 100% of their annual salary in the event that their job changes and they choose to leave the Company.  The Company has also agreed to allow certain employees to participate in an equity incentive program if the Company adopts such a program.  The employment agreements are effective indefinitely.

Distributor Agreement—The Company has a multiyear distributor agreement with Orbitz.  This agreement accounted for approximately 80% and 97% of merchant revenues in the quarters ended March 31, 2004 and 2003, respectively.

Litigation—In August 2003, Travelweb received a Notice of Default from Orbitz LLC (“Orbitz”) alleging that Travelweb had not provided Orbitz with competitive hotel rates and inventory in accordance with the agreement between the two companies. After negotiations to resolve the issues were unsuccessful, Travelweb sought legal action to prevent Orbitz from terminating its existing contract and from engaging in further conduct in violation of the agreement between the two companies, which included implementing contracts between Orbitz and hotels that were already under contract with Travelweb and refusing to display and sell many of the hotels Travelweb provided to Orbitz.  On October 9, 2003, Travelweb filed a complaint against Orbitz, seeking a temporary restraining order, preliminary injunction, declaratory judgment, permanent injunctive relief and specific performance, as well as attorneys’ fees and costs of suit. Orbitz responded to the complaint and filed affirmative defenses and a counterclaim. Travelweb has filed a general denial of the counts in the counterclaim and has filed motions to strike Orbitz’ affirmative defenses and to dismiss the counterclaim.

On March 31, 2004, Travelweb won its preliminary injunction against Orbitz, and Orbitz is hereby preliminarily enjoined from:

(a)                  Terminating the Agreement between the parties pursuant to the Orbitz notice of default issued August 12, 2003

(b)                 Suppressing or otherwise excluding from display on the Orbitz website any hotel accommodations transmitted to Orbitz by Travelweb under the Agreement, and

(c)                  Implementing an agreement for the display and sale on its website of hotel accommodations with any participating hotel chain and any hotel affiliated with a participating chain that has an agreement with Travelweb under Section 3.3 of the parties’ agreement.

Travelweb was ordered by the court to post a surety bond in the amount of $750,000 to secure any potential monetary damages if it is determined by final judgment on the merits that the preliminary injunction was wrongly ordered. Subsequently, Orbitz has filed motions appealing the preliminary injunction and requesting partial summary judgment on various counts of its counterclaim.  (See Note 9.)

9.                      Subsequent Events

In May 2004, Lowestfare.com, a wholly owned subsidiary of Priceline.com Inc. (“Priceline”), acquired all of the equity interest in Travelweb LLC owned by Marriott, Hilton, Hyatt, Starwood Hotels and Pegasus Solutions, and entered into an agreement to acquire all of the equity interest held by InterContinental Hotels Group at a future date. The purchase price for the interests acquired was $20.8 million; in addition, there is an earn-out after 12 months of approximately 954,547 shares of Priceline common stock to the selling hotel companies and Pegasus in the event certain performance goals are met. The acquisition increased Lowestfare.com’s total ownership of Travelweb to 85.7%, and upon acquisition of the remaining 14.3% outstanding equity interest held by InterContinental Hotels Group, Travelweb will become a wholly-owned subsidiary of Lowestfare.com.

In May 2004, the preliminary injunction against Orbitz was dismissed and dissolved based on a settlement between Travelweb LLC and Orbitz.  The associated $750,000 surety bond posted by Travelweb in April 2004 was concurrently released.

*****

priceline.com Incorporated

PRO FORMA FINANCIAL INFORMATION

(unaudited)

Introduction

In May 2004, Lowestfare.com, a wholly-owned subsidiary of priceline.com Incorporated (the “Company”), acquired 71.4% of the equity interest in Travelweb LLC, a Delaware limited liability company owned by Marriott International, Inc., Hilton Hotels Corporation, Hyatt Corporation, Starwood Hotels & Resorts Worldwide, Inc., InterContinental Hotels Group and Pegasus Solutions, Inc., or their affiliates.  Travelweb is a full-service, automated hotel distribution network founded by Marriott, Hilton, Hyatt, Starwood Hotels, Pegasus Solutions and InterContinental Hotels Group.  The equity interests acquired were all but those held by InterContinental Hotels Group.

The purchase price for the interests acquired was $20.8 million, which the Company paid in cash; in addition, the Company will potentially pay an earn-out after 12 months of approximately 954,547 shares of its common stock to the sellers in the event certain performance goals are met.

The purchase price for the equity interests in Travelweb was determined through arms’ length negotiations between management of the Company on the one hand and Travelweb members on the other hand.  Prior to the acquisition, Lowestfare.com owned 14.3% of the equity interest in Travelweb, and Jeffery Boyd, a director of the Company and its Chief Executive Officer and President, was a member of the board of directors of Travelweb.  Jeffery Boyd is also a member of the board of directors of Lowestfare.com and its Chief Executive Officer.  All of Travelweb’s founding hotel chains also participate in the Company’s Name Your Own Price® hotel service.

The acquisition increased Lowestfare.com’s total ownership of Travelweb to 85.7%.

The Company prepared the unaudited pro forma condensed combined financial information using the purchase method of accounting.  The Company’s cost to acquire Travelweb has been allocated to the assets acquired and liabilities assumed according to their estimated fair values at the date of acquisition.  The accompanying unaudited pro forma condensed combined balance sheet as of March 31, 2004 combines the historical consolidated balance sheets of priceline.com Incorporated and Travelweb LLC, giving effect to the acquisition as if it occurred on March 31, 2004.  The accompanying unaudited pro forma condensed combined statements of operations for the year ended December 31, 2003 and for the three months ended March 31, 2004, combines the historical consolidated statements of operations of priceline.com Incorporated and Travelweb LLC, giving effect to the acquisition of Travelweb as if the transaction had occurred on January 1, 2003.  The Company made pro forma adjustments to the historical consolidated financial information to give effect to events that are (i) directly attributable to the acquisition, (ii) expected to have a continuing impact on the combined results, and (iii) factually supportable.

The pro forma financial information should be read in conjunction with the:

•                  Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements;

•                  Company’s historical consolidated financial statements and notes included in the Company’s annual report on Form 10-K for the year ended December 31, 2003;

•                  Company’s Quarterly Report on From 10-Q for the three months ended March 31, 2004; and

•                  Travelweb LLC’s historical financial statements for the period from February 8, 2002 (inception) to December 31, 2002, the year ended December 31, 2003 and for the three months ended March 31, 2004 (included in this 8-K/A filing).

In connection with the acquisition, the Company expects to incur costs for severance and contract terminations related to the acquired business.  The Company has identified and notified the affected Travelweb personnel and vendors.  Such exiting costs are expected to be paid out in cash and the Company currently estimates the costs to approximate $2.5 million which is reflected as a pro forma adjustment to the unaudited pro forma condensed combined balance sheet.

The Company has preliminarily estimated the fair value of identifiable intangible assets attributable to an acquired distribution agreement to be $1.6 million and recorded this amount as a pro forma adjustment in the unaudited pro forma condensed combined balance sheet as of March 31, 2004.  The Company has not recorded amortization expense related to this intangible asset in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2003 and the three months ended March 31, 2004 because we are not assured that the distribution agreement will generate revenue.  The distribution agreement does include guaranteed minimum payments that would be applied to the recorded intangible asset if revenue were not generated under the agreement.

The pro forma financial information is based upon certain assumptions and estimates that are subject to change. These statements are not necessarily indicative of the actual results of operations that might have occurred, nor are they necessarily indicative of expected results in the future.

priceline.com Incorporated

Unaudited Pro Forma Condensed Combined Balance Sheet

March 31, 2004

(in thousands)

	priceline.com Incorporated	Travelweb LLC	Pro Forma Adjustments		Pro Forma Combined

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$176,092	$20,303	$(20,833	)(a)	$175,562
Restricted cash	22,384	412	—		22,796
Short-term investments	79,576	—	—		79,576
Accounts receivable, net of allowance for doubtful accounts	19,052	1,476	—		20,528
Prepaid expenses and other current assets	3,435	34	—		3,469

Total current assets	300,539	22,225	(20,833)		301,931

PROPERTY AND EQUIPMENT, net	15,692	1,641	(578	)(b)	16,755
INTANGIBLE ASSETS, net	6,814	1,342	4,065	(c)	12,221
GOODWILL	8,779	—	20,919	(e)	29,698
OTHER ASSETS	21,385	—	(7,614	)(f)	13,771

TOTAL ASSETS	$353,209	$25,208	$(4,041)		$374,376

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$38,023	$7,556	$—		$45,579
Accrued expenses	18,118	999	2,528	(g)	21,645
Deferred merchant bookings	—	9,892	(774	)(i)	9,118
Other current liabilities	3,127	—	—		3,127
Total current liabilities	59,268	18,447	1,754		79,469

Long-term accrued expenses	399	—	—		399
Other long-term liabilities	36	—	—		36
Minority interest	—	—	966	(d)	966
Long-term debt	124,996	—	—		124,996
Total liabilities	184,699	18,447	2,720		205,866

SERIES B MANDATORILY REDEEMABLE PREFERRED STOCK	13,470	—	—		13,470

STOCKHOLDERS’ EQUITY:
Common stock	307	—	—		307
Treasury stock	(350,628)	—	—		(350,628)
Additional paid-in capital	2,056,942	—	—		2,056,942
Deferred compensation	(1,302)	—	—		(1,302)
Accumulated deficit	(1,551,113)	—	—		(1,551,113)
Accumulated other comprehensive income	834	—	—		834
Member’s equity	—	6,761	(6,761	)(h)	—
Total stockholders’ equity	155,040	6,761	(6,761)		155,040

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$353,209	$25,208	$(4,041)		$374,376

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements, which are an integral part of these statements.

priceline.com Incorporated

Unaudited Pro Forma Condensed Combined Statement of Operations

Year Ended December 31, 2003

(In thousands, except per share data)

	priceline.com Incorporated	Travelweb LLC	Pro Forma Adjustments		Pro Forma Consolidated

Merchant revenues	$852,454	$19,325	$(141	)(a)	$871,638
Agency revenues	7,554	324	—		7,878
Other revenues	3,653	—	—		3,653
Total revenues	863,661	19,649	(141)		883,169

Cost of merchant revenues	717,716	14,010	1,120	(b)	732,846
Cost of agency revenues	—	—	—		—
Cost of other revenues	—	—	—		—
Total costs of revenues	717,716	14,010	1,120		732,846
Gross profit	145,945	5,639	(1,261)		150,323

Operating expenses:
Advertising	42,248	—	—		42,248
Sales and marketing	26,803	4,577	(141	)(a)	31,239
Personnel	29,680	—	—		29,680
General and administrative	12,031	3,382	—		15,413
Information technology	8,898	2,746	—		11,644
Depreciation and amortization	11,533	1,217	(525	)(c)	12,225
Stock based compensation	282	—	—		282
Restructuring charge/(reversal)	(186)	—	—		(186)
Warrant costs	6,638	—	—		6,638
Total operating expenses	137,927	11,922	(666)		149,183

Operating income (loss)	8,018	(6,283)	(595)		1,140

Other income (expenses):
Interest income	2,474	201	—		2,675
Interest expense	(907)	—	—		(907)
Equity in income/(loss) of investees, net	2,331	—	734	(d)	3,065
Other	—	—	869	(e)	869
Total other income	3,898	201	1,603		5,702
Net income (loss)	11,916	(6,082)	1,008		6,842

Preferred stock dividend	(1,491)	—	—		(1,491)

Net income (loss) applicable to common stockholders	$10,425	$(6,082)	$1,008		$5,351

Net income (loss) applicable to common stockholders per basic common share	$0.28	$(0.16)	$0.03		$0.14

Net income (loss) applicable to common stockholders per diluted common share	$0.27	$(0.16)	$0.03		$0.14

Weighted average common shares:
Basic	37,804
Diluted	39,009

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements, which are an integral part of these statements.

priceline.com Incorporated

Unaudited Pro Forma Condensed Combined Statement of Operations

Three Months Ended March 31, 2004

(In thousands, except per share data)

	priceline.com Incorporated	Travelweb LLC	Pro Forma Adjustments		Pro Forma Consolidated

Merchant revenues	$217,011	$5,333	$(44	)(a)	$222,300
Agency revenues	6,448	43	—		6,491
Other revenues	672	—	—		672
Total revenues	224,131	5,376	(44)		229,463

Cost of merchant revenues	180,757	3,866	280	(b)	184,903
Cost of agency revenues	—	—	—		—
Cost of other revenues	—	—	—		—
Total costs of revenues	180,757	3,866	280		184,903
Gross profit	43,374	1,510	(324)		44,560

Operating expenses:
Advertising	15,405	—	—		15,405
Sales and marketing	6,706	1,543	(44	)(a)	8,205
Personnel	8,235	—	—		8,235
General and administrative	3,509	835	—		4,344
Information technology	2,514	1,019	—		3,533
Depreciation and amortization	2,220	390	(131	)(c)	2,479
Stock based compensation	106	—	—		106
Total operating expenses	38,695	3,787	(175)		42,307

Operating income (loss)	4,679	(2,277)	(149)		2,253

Other income (expenses):
Interest income	1,110	47	—		1,157
Interest expense	(566)	—	—		(566)
Equity in income/(loss) of investees, net	(126)	—	318	(d)	192
Other	6	—	318	(e)	324
Total other income	424	47	636		1,107
Net income (loss)	5,103	(2,230)	487		3,360

Preferred stock dividend	(772)	—	—		(772)

Net income (loss) applicable to common stockholders	$4,331	$(2,230)	$487		$2,588

Net income (loss) applicable to common stockholders per basic common share	$0.12	$(0.06)	$0.01		$0.07

Net income (loss) applicable to common stockholders per diluted common share	$0.11	$(0.06)	$0.01		$0.07

Weighted average common shares:
Basic	37,588
Diluted	38,905

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements, which are an integral part of these statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.               PRO FORMA ADJUSTMENTS

Balance Sheet Adjustments.

The allocation of the purchase price is based upon the estimated fair value of assets acquired and liabilities assumed.  The final valuation of net assets will be completed as soon as possible, but not later than one year from the acquisition date.

($ in thousands)

Purchase price (a)	$20,833
Pre-acquisition investment in Travelweb (f)	7,614
$28,447

Book value of net assets acquired (h)	$6,761
Adjustments:
Property and equipment (b)	(578)
Intangible assets (c)	4,065
Goodwill (e)	20,919
Accrued severance and contract termination costs (g)	(2,528)
Deferred merchant bookings (i)	774
Minority interests (d)	(966)
$28,447

a.               Represents the cash consideration paid as part of the acquisition.

b.              Adjusts property and equipment to estimated fair value.

c.               Adjusts identifiable intangible assets to estimated fair value.  Travelweb’s recorded intangible assets were reduced by $1,090,000 to reflect their estimated fair value.  A preliminary list of the estimated fair value and useful lives of acquired identifiable intangible assets is as follows:

	($ in thousands)	Useful Lives (months)

Distribution agreement	$1,618	20
Supply agreements	2,987	32
Customer list	550	24
Total	$5,155

d.              Establishes a liability for interests of minority shareholder.

e.               Represents the goodwill resulting from the allocation of the excess purchase price over the estimated fair value of assets acquired and liabilities assumed.

f.                 Eliminates the Company’s pre-acquisition investment in Travelweb.

g.              Records accrual for one-time costs related to severance and contract terminations.

h.              Elimination of Travelweb’s equity.

i.                  Adjusts deferred merchant bookings to estimated fair value.

Statement of Operations Adjustments.

a.               To eliminate distributor commissions paid from Travelweb to the Company amounting to $141,000 for the year ended December 31, 2003 and $44,000 for the three months ended March 31, 2004.

b.              Reflects additional amortization expense attributable to the estimated fair value of hotel supply agreements acquired.

c.               Reflects a net reduction of depreciation and amortization expense related to the estimated fair value of Travelweb intangible assets and property and equipment, partially offset by an increase in amortization expense attributable to the estimated fair value of Travelweb’s customer list in the amount of $440,000 for the year ended December 31, 2003 and $110,000 for the three months ended March 31, 2004.

d.              To eliminate the equity in loss of investee recorded by the Company attributable to its equity investment in Travelweb prior to the acquisition.

e.               To record the minority interests in Travelweb’s net loss.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

By:	/s/ Jeffery H. Boyd
Jeffery H. Boyd
President and Chief Executive Officer

July 15, 2004

Exhibit Index

Exhibit No.	Description

10.84

Securities Purchase Agreement dated as of May 3, 2004, between Lowestfare.com Incorporated, Hilton Electronic Distribution Systems, LLC, HT-HDS, Inc., MI Distribution, LLC, Starwood Resventure LLC, Pegasus Business Intelligence, LP and Travelweb LLC.

23.1	Consent of Deloitte & Touche LLP